Exhibit 10.2
TRANSITION AND SEPARATION AGREEMENT
This Transition and Separation Agreement (this “Agreement”) is entered into as of February 28, 2022 (the “Effective Date”) by and between William Livek (“Employee”) and comScore, Inc., a Delaware corporation (the “Company”).
WHEREAS, the parties wish to enter into this Agreement to memorialize their agreement with respect to certain matters relating to, and arising from, the end of Employee’s employment with the Company;
WHEREAS, Employee is now an employee of the Company, and the Company seeks to retain Employee for a period of time prior to the Separation Date (as defined below) for the purpose of obtaining Employee’s assistance in transitioning his duties, and Employee wishes to provide such assistance;
WHEREAS, Employee’s employment will end as of the Separation Date such that, as of the Separation Date, Employee will no longer be employed by the Company or any other Company Party (as defined below), but the parties anticipate that Employee’s affiliation with the Company as Vice Chairman of its Board of Directors (the “Board”) will continue following the Separation Date; and
WHEREAS, the parties wish for Employee to receive separation benefits as set forth in this Agreement, which benefits are conditioned upon Employee’s timely execution of this Agreement and Employee’s compliance with the terms of this Agreement;
NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
1.Transition Services.
(a)Employee promises that, between the Effective Date and the Separation Date (such period, the “Transition Period”), he will assist the Company in transitioning the duties of his position and will perform the services the Company may request, which services are expected to include performing those duties that Employee performed in the ordinary course of his employment prior to the Effective Date, and providing such other reasonable assistance as the Company may request from time to time. Employee will provide full cooperation and complete and truthful information and will devote his full business time in the course of providing the services referenced in the previous sentence. Employee acknowledges and agrees that, as of the Effective Date, he shall no longer have the ability to resign from employment for Good Reason, as defined in that certain Change of Control and Severance Agreement by and between Employee and the Company executed on September 28, 2015 (the “Severance Agreement”). Except as otherwise specifically modified herein, (i) the At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement, by and between Employee and the Company and executed by Employee on September 28, 2015 (the “Confidentiality Agreement”), (ii) the Severance Agreement, (iii) that certain Letter Agreement by and between Employee and the Company dated November 4, 2019 (the “Letter Agreement”) and (iv) Employee’s Indemnification Agreement, dated April 28, 2021 (the “Indemnification Agreement”), shall remain in full force and effect throughout the Transition Period.
(b)During the Transition Period, Employee shall continue to be employed as Chief Executive Officer of the Company pursuant to the terms set forth in the Letter Agreement, and shall continue to occupy the physical office he currently occupies, provided, however, that notwithstanding anything to the contrary in the Company’s short-term incentive program,
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Employee shall not be required to remain employed through the payment date in order to receive a short-term incentive award for the year in which the Separation Date occurs, and instead Employee’s short-term incentive award for the year in which the Separation Date occurs, if any, shall be prorated based on the number of days during such calendar year that Employee served as Chief Executive Officer of the Company and shall be payable based on actual performance (as determined by the Compensation Committee consistent with awards for other executive officers) at the same time such short-term incentive awards are payable to other executive officers of the Company (but, in no event later than March 15 of the immediately following calendar year); provided, further, that any long-term incentive award(s) granted to Employee under the comScore, Inc. 2018 Equity and Incentive Compensation Plan (as amended from time to time, the “Equity Plan”) during the year in which the Separation Date occurs shall become vested as of the Separation Date as to a pro-rata portion of such award(s) based on the number of days during such calendar year that Employee served as Chief Executive Officer of the Company. For the avoidance of doubt, any awards granted to Employee during the Transition Period under the Equity Plan shall be subject to the terms of the Equity Plan and the applicable award agreement thereunder.
2.Separation from Employment. Employee’s employment with the Company will end on the earliest to occur of: (i) the date on which a successor Chief Executive Officer begins his or her employment with the Company (such date, the “New CEO Start Date”); (ii) the date of Employee’s death or the termination of Employee’s employment by the Company; or (iii) the date that Employee resigns from his employment with the Company (such earliest date is referred to herein as the “Separation Date”). As of the Separation Date, Employee will not have any further employment relationship with the Company, or any other Company Party, and Employee will be deemed to have automatically resigned from all officer and other positions with the Company and all director, officer and other positions of each other Company Party (to the extent that Employee holds any such positions); provided, however, the parties agree that, as of the Separation Date, Employee shall continue to serve as a member of the Board and Vice Chairman of the Board, with such service subject to the terms set forth in the Company’s Amended and Restated Bylaws as in effect from time to time (the “Bylaws”). For the period of time following the Separation Date that Employee serves as a member of the Board, Employee shall be eligible to receive non-employee director compensation (including annual Board retainers and equity awards) payable on the same terms as applicable to the Company’s other non-employee directors. For the current director compensation term (July 2021 – June 2022), the annual cash Board retainer is $50,000 and the annual equity award value is $250,000, each prorated based on service during the term.
3.Separation Benefits.
(a)Provided that Employee (i) executes this Agreement and returns it to the Company, care of Sara Dunn, Chief People Officer, 11950 Democracy Drive, Suite 600, Reston, Virginia, 20190 (e-mail: sdunn@comscore.com) so that it is received by Ms. Dunn no later than 1:00 p.m. ET on February 28, 2022; (ii) provides the assistance and services described in Section 1 above, and does not resign his employment prior to the New CEO Start Date; (iii) timely executes and returns the Confirming Release (as defined below) to the Company as set forth in Section 8 below (and does not exercise his revocation right as described in the Confirming Release); (iv) abides by each of his commitments set forth herein; and (v) does not have his employment terminate due to his death or as a result of the Company’s termination for Cause (as defined in the Severance Agreement), then:
(1)The Company will provide Employee with a total severance payment equal to $1,300,000, less applicable taxes and withholdings (the “Separation Payment”), which Separation Payment will be paid in substantially equal installments on the Company’s regular payroll dates during the two-year period that follows the Separation Date; provided, however, the first installment of the Separation Payment shall be made to Employee on the Company’s first payroll date after the expiration of the Confirming Release Revocation Period (as defined in the Confirming Release) and such first installment shall include (without interest) the number of installments of the Separation Payment that would have been paid to Employee had Employee received such payments on the Company’s payment dates between the Separation Date and such payment date.
(2)Pursuant to the terms of Equity Plan and that certain Restricted Stock Units Award Agreement by and between the Company and Employee made as of November 4, 2019 (the “2019 RSU Agreement”), 58,334 outstanding restricted stock units (“RSUs”) that are scheduled to vest on November 4, 2022 (the “Unvested 2019 RSUs”), shall remain outstanding and eligible to vest on such date, subject to Employee’s continued service as a member of the Board through such date, and shall be settled in accordance with the terms of the 2019 RSU Agreement. The 116,666 RSUs subject to the 2019 RSU Agreement that have already vested as of the Effective Date (the “Vested 2019 RSUs”) shall be settled in accordance with Sections 5(a) and 5(b) of the 2019 RSU Agreement, which generally provides for settlement on the earlier to occur of (A) Employee’s death and (B) the first payroll date that occurs on or after the date that is six months and one day following the Separation Date. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with the settlement of the Vested 2019 RSUs, the Company shall satisfy such requirement by withholding from the shares of common stock to be issued to Employee upon settlement the actual number of shares necessary to satisfy the Company’s tax withholding obligations; provided that the maximum number of shares that may be so withheld shall be the number that have an aggregate fair market value on the date of withholding equal to the aggregate amount of such tax liabilities determined based on the greatest statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to the Vested 2019 RSUs, and neither the officers nor any other employee of the Company shall have the discretion to disallow such withholding with respect to such Vested 2019 RSUs. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with the settlement of the Unvested 2019 RSUs, the Company shall satisfy such requirement (i) through a “sell to cover” transaction through a bank or broker, or (ii) if Employee has or could have material nonpublic information at the time of settlement, by withholding from the shares of common stock to be issued to Employee upon settlement the actual number of shares necessary to satisfy the Company’s tax withholding obligations; provided that in the event of clause (ii), the maximum number of shares that may be so withheld shall be the number that have an aggregate fair market value on the date of withholding equal to the aggregate amount of such tax liabilities determined based on the greatest statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to the Unvested 2019 RSUs, and neither the officers nor any other employee of the Company shall have the discretion to disallow such withholding with respect to such Unvested 2019 RSUs.
(3)Pursuant to the terms of the Equity Plan and that certain Stock Option Grant Notice and Stock Option Agreement by and between the Company and Employee dated November 7, 2019 (the “2019 Option Agreement”), 100,000 outstanding stock options that are scheduled to vest on November 7, 2022 shall remain outstanding and eligible to vest on such date, subject to Employee’s continued service as a member of the Board through such date, and following vesting shall become exercisable pursuant to the terms of the 2019 Option Agreement. The 200,000 stock options subject to the 2019 Option Agreement that have already vested as of the Effective Date shall remain outstanding and eligible to be exercised pursuant to the terms of the 2019 Option Agreement. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with Employee’s exercise of stock options under the 2019 Option Agreement, the Company shall satisfy such requirement by withholding from the shares of common stock to be issued to Employee upon exercise the actual number of shares necessary to satisfy the Company’s tax withholding obligations; provided that the maximum number of shares that may be so withheld shall be the number that have an aggregate fair market value on the date of withholding equal to the aggregate amount of such tax liabilities determined based on the greatest statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to the stock options, and neither the officers nor any other employee of the Company shall have the discretion to disallow such withholding with respect to such stock options.
(4)Pursuant to the terms of the Equity Plan and that certain Performance Restricted Stock Units Award Agreement by and between the Company and Employee made as of November 4, 2019 (the “2019 PRSU Agreement”), 425,000 outstanding performance restricted stock units (“PRSUs”) that are scheduled to vest on certain “Vesting Dates” (as defined in the 2019 PRSU Agreement) shall remain outstanding and eligible to vest on the applicable Vesting Dates, subject to Employee’s continued service as a member of the Board through each such date and the Company’s attainment of certain performance goals as set forth in the 2019 PRSU Agreement on each such date; provided, however, that upon Employee’s termination of service as a member of the Board other than for Cause (as defined in the 2019 PRSU Agreement), all PRSUs that remain outstanding as of the date Employee ceases to serve on the Board, if any, shall become vested as of the date Employee ceases to serve on the Board and shall be settled in accordance with Section 6 of the 2019 PRSU Agreement. Notwithstanding anything to the contrary contained in the 2019 PRSU Agreement, effective upon the execution of this Agreement, Section 6 of the 2019 PRSU Agreement shall be amended to delete Section 6(a)(ii) in its entirety. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with the settlement of the PRSUs, the Company shall satisfy such requirement (i) through a “sell to cover” transaction through a bank or broker, or (ii) if Employee has or could have material nonpublic information at the time of settlement, by withholding from the shares of common stock to be issued to Employee upon settlement the actual number of shares necessary to satisfy the Company’s tax withholding obligations; provided that in the event of clause (ii), the maximum number of shares that may be so withheld shall be the number that have an aggregate fair market value on the date of withholding equal to the aggregate amount of such tax liabilities determined based on the greatest statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to the PRSUs, and neither the officers nor any other employee of the Company shall have the discretion to disallow such withholding with respect to such PRSUs.
(5)Pursuant to that certain Restricted Stock Units Award Agreement by and between the Company and Employee dated March 10, 2021 (the “2021 RSU Agreement”), the holding period requirement set forth in Section 5(d) of the 2021 RSU Agreement applicable to the RSUs granted to Employee pursuant to the Equity Plan and the 2021 RSU Agreement (which, for the avoidance of doubt, have already vested and been settled as of the Effective Date) (the “2021 RSUs”) shall be deemed satisfied as of the Separation Date and, following the Separation Date, shall no longer apply to the 2021 RSUs.
(6)For the portion, if any, of the 24-month period following the Separation Date (the “COBRA Period”) that Employee elects to continue coverage for Employee and Employee’s spouse and eligible dependents, if any, under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse Employee, on a monthly basis, for the premiums for Employee to effect and continue such coverage (each such monthly premium, the “Monthly COBRA Premium”). Each payment of a Monthly COBRA Premium is dependent upon Employee’s timely election of COBRA continuation coverage and informing the Company in writing, care of Sara Dunn, Chief People Officer (sdunn@comscore.com), of his election of such coverage for the applicable month during the COBRA Period at least five (5) days before such month begins. Employee shall be eligible to receive Monthly COBRA Premiums until the earlier of: (A) the last day of the COBRA Period; and (B) the date on which Employee becomes eligible to receive coverage under a group health plan sponsored by another employer (and any such eligibility shall be promptly reported to the Company by Employee); provided, however, that the election of COBRA continuation coverage shall remain Employee’s sole responsibility. Notwithstanding the foregoing, if the provision of the benefits described in this paragraph cannot be provided in the manner described above without penalty, tax or other adverse impact on the Company, then the Company and Employee shall negotiate in good faith to determine an alternative manner in which the Company may provide substantially equivalent benefits to Employee without such adverse impact on the Company.
(b)The payments and benefits set forth in this Section 3 are referred to herein collectively as the “Separation Benefits.”
4.Change of Control. Provided that Employee (i) executes this Agreement and returns it to the Company as described in Section 3 above; (ii) provides the assistance and services described in Section 1 above, and does not resign his employment prior to the New CEO Start Date; (iii) timely executes and returns the Confirming Release (as defined below) to the Company as set forth in Section 8 below (and does not exercise his revocation right as described in the Confirming Release); (iv) abides by each of his commitments set forth herein; and (v) does not have his employment terminate due to his death or as a result of the Company’s termination for Cause (as defined in the Severance Agreement), then in the event of a Change of Control (as defined in the Severance Agreement) during the time that Employee is serving on the Board, (i) the stock options granted pursuant to the 2019 Option Agreement and the RSUs granted pursuant to the 2019 RSU Agreement shall remain outstanding and eligible to vest in accordance with the vesting provisions set forth in the 2019 Option Agreement and 2019 RSU Agreement, as applicable, subject to Employee’s continued service as a member of the Board through the applicable vesting dates, and shall become exercisable, if applicable, and settled in accordance with the terms of the 2019 Option Agreement and the 2019 RSU Agreement, as applicable, and (ii) with effect as of the date hereof, the 2019 PRSU Agreement shall hereby be amended to delete Section 5(c) thereof in its entirety. In the event Employee’s service on the Board ceases for any reason within 12 months following a Change of Control, (A) all unvested stock options granted pursuant to the 2019 Option Agreement shall become vested and exercisable, if applicable, upon the date of such termination of service, and (B) all Unvested 2019 RSUs shall become vested and shall be settled in accordance with the terms of the 2019 RSU Agreement.
5.Satisfaction of All Leaves and Payment Amounts; Prior Rights and Obligations. In entering into this Agreement, Employee expressly acknowledges and agrees he is not entitled to the Separation Benefits (or any portion thereof) but for his entry into this Agreement and satisfaction of the terms herein. Employee further acknowledges and agrees that, as of the date he signs this Agreement, Employee has received all leaves (paid and unpaid) to which Employee has been entitled during Employee’s employment with the Company or any other Company Party, and Employee has received all wages, bonuses and other compensation, been provided all benefits, and been afforded all rights and been paid all sums that Employee has been owed by the Company or any other Company Party, including all payments arising out of all incentive plans and any other bonus or contractual arrangements (other than Employee’s short-term incentive program award for the year ended December 31, 2021 (the “2021 STIP”), which shall be paid on or before March 15, 2022). Employee expressly acknowledges and agrees that Employee is not eligible to receive any severance pay or benefits other than as set forth herein, and (with the exception, if still unpaid, of any base salary for the pay period in which the Effective Date occurred and the 2021 STIP), the Company has fully and finally satisfied all payment obligations that it has had and that it may ever have to Employee. For the avoidance of doubt, Employee expressly acknowledges and agrees that: (i) he has no entitlement to payments or benefits pursuant to the Severance Agreement; (ii) his separation from employment is not, and will not be, for “Good Reason” (as defined in the Severance Agreement); and (iii) in entering into this Agreement, Employee has knowingly and voluntarily waived any rights that he may have had or could ever have pursuant to the Severance Agreement, as he agrees that as of the Effective Date he has no further or future rights under the Severance Agreement, and the entirety of the severance pay and benefits for which he is eligible is set forth in this Agreement. Notwithstanding the foregoing, Employee remains entitled to receive: (i) Employee’s base salary and benefits for services performed during the Transition Period; (ii) the 2021 STIP; and (iii) reimbursement for those expenses properly incurred and subject to reimbursement pursuant to the Company’s applicable reimbursement policies.

6.General Release of Claims.
(a)Employee hereby forever releases and discharges the Company, each of its predecessors, successors, subsidiaries, assigns, and affiliated entities, along with each of the foregoing entities’ respective past, present, and future owners, affiliates, subsidiaries, stockholders, partners, officers, directors, members, managers, employees, agents, attorneys, successors, administrators, fiduciaries, insurers and benefit plans (including the Severance Agreement) and the trustees, administrators and fiduciaries of such plans, in their personal and representative capacities (collectively, the “Company Parties” and each a “Company Party”) from, and Employee hereby waives, any and all claims, demands, liabilities and causes of action of any kind that Employee has or could have, whether known or unknown, whether statutory or at common law or at law or in equity, including any claim for salary, benefits, payments, expenses, costs, liabilities, damages, penalties, compensation, remuneration, contractual entitlements, and all claims or causes of action relating to or arising from his employment or engagement with any Company Party, the termination of such employment or engagement, his status as an equityholder in any Company Party, or any other acts or omissions related to any matter occurring or existing on or prior to the date that Employee executed this Agreement, including (i) all claims arising under or for any alleged violation of: (A) Title VII of the Civil Rights Act of 1964; (B) the Civil Rights Act of 1991; (C) Sections 1981 through 1988 of Title 42 of the United States Code; (D) the Employee Retirement Income Security Act of 1974; (E) the Immigration Reform Control Act; (F) the Americans with Disabilities Act of 1990; (G) the National Labor Relations Act; HI) the Occupational Safety and Health Act; (I) the Family and Medical Leave Act of 1993; (J) the Securities Act of 1933, the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (K) the Virginians with Disabilities Act, the Virginia Human Rights Act, the Virginia Equal Pay Act, the Virginia Genetic Testing Law, the Virginia Occupational Safety and Health Act, the Virginia Minimum Wage Act, the Virginia Payment of Wage Law, the Virginia Right to Work Law, the Florida Civil Rights Act, the Florida Whistleblower Protection Act, the Florida Minimum Wage Act, and the Florida Fair Housing Act; (L) any other local, state or federal anti-discrimination or anti-retaliation law; and (M) any other local, state or federal law, regulation or ordinance; (ii) all claims arising from or for any alleged violation of any public policy, contract, tort, or common law, including any claim for defamation, slander, libel, negligence, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; (iii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in the matters referenced herein; (iv) all claims, whether direct or derivative, arising from Employee’s status as a shareholder in any Company Party; and (v) any and all claims Employee may have arising under the Severance Agreement, the Letter Agreement, or any other contract, incentive compensation plan (including the Equity Plan) or agreement, or other equity-based compensation plan or agreement with any Company Party not expressly set forth in this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Employee is simply agreeing that, in exchange for the consideration received by him through this Agreement, any and all potential claims of this nature that Employee may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
(b)The Released Claims do not include any claim to the Separation Benefits, any claim that may first arise after the date that Employee executes this Agreement, any claim to enforce Employee’s rights under this Agreement, any claim which by law cannot be waived by signing this Agreement, or any claim for indemnification and defense for acts performed in the course and scope of Employee’s employment or as a member of the Board pursuant to the terms of the Indemnification Agreement.
(c)Notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or other federal, state or local governmental agency or commission (collectively “Governmental Agencies”) or participating in any investigation or proceeding conducted by any Governmental Agencies or communicating or cooperating with such an agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief from any Company Party as a result of such Governmental Agency proceeding or subsequent legal actions. Nothing herein waives Employee’s right to receive an award from a Governmental Agency for information provided to a Governmental Agency. Further, nothing herein waives Employee’s ability to seek unemployment insurance or workers’ compensation benefits; provided, however, the Company may provide truthful information in response to any application for such benefits.
(d)Employee hereby represents and warrants that, as of the time Employee executes this Agreement, Employee has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any government agency or arbitrator for or with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Agreement. Employee hereby further represents and warrants that Employee has not: (i) assigned, sold, delivered, transferred or conveyed any rights Employee has asserted or may have against any of the Company Parties to any person or entity, in each case, with respect to any Released Claims; or (ii) assisted or advised any employee, officer or agent of any Company Party with respect to his or her pursuit or evaluation of any claim or cause of action against a Company Party.
7.Employee’s Acknowledgements. By executing and delivering this Agreement, Employee expressly acknowledges that:
(a)Employee has carefully read this Agreement;
(b)Employee is not otherwise entitled to the consideration set forth in this Agreement, but for his entry into this Agreement;
(c)Employee has had sufficient time to consider this Agreement before the execution and delivery to Company;

(d)Employee has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Employee’s choice before signing this Agreement, and Employee has had adequate opportunity to do so prior to executing this Agreement;
(e)Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated within the four corners of this document; and Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will, and Employee understands and agrees to each of the terms of this Agreement; and
(f)No Company Party has provided any tax or legal advice regarding this Agreement and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof.
8.Confirming Release. On the Separation Date or within 21 days thereafter, Employee shall execute the Confirming Release Agreement that is attached as Exhibit A (the “Confirming Release”) and return the executed Confirming Release to the Company care of Sara Dunn, at the address or e-mail address set forth in Section 3 above such that it is received by Ms. Dunn no later than 21 days after the Separation Date.
9.Affirmation of Restrictive Covenants. Employee acknowledges that he has made certain commitments pursuant to the Confidentiality Agreement, including with respect to confidentiality and non-disclosure of Confidential Information (as defined in the Confidentiality Agreement), non-competition and non-solicitation. Employee recognizes the continuing effectiveness and enforceability of the Confidentiality Agreement and reaffirms his promise to abide by the terms of the Confidentiality Agreement following both the Effective Date and the Separation Date; provided, however, that notwithstanding anything in the Confidentiality Agreement to the contrary, the restricted period for purposes of the non-competition and non-solicitation obligations set forth in Section 7 of the Confidentiality Agreement shall continue until the later of (i) the date which is 12 months after the Separation Date, and (ii) the date on which Employee is no longer serving as a member of the Board. Employee acknowledges and understands that his entitlement to, and the Company’s payment or authorization of, the Separation Benefits (and any portion thereof) in Section 3 and the Change of Control benefits (and any portion thereof) in Section 4 is dependent upon Employee’s continuing compliance with the terms of the Confidentiality Agreement, as modified by this Agreement.
10.Permitted Disclosures. Nothing in this Agreement (including in Sections 9 or 11 herein) shall prohibit or restrict Employee from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any Governmental Agency regarding a possible violation of any law; (i) responding to any inquiry or legal process directed to Employee from any such Governmental Agency so long as Employee timely provides notice to the Company of such inquiry or legal process and provides the Company with the opportunity to seek relief that would prevent or limit such disclosure (and so long as Employee only discloses the minimum amount of information as required to be disclosed by such inquiry or legal process, after giving effect to the Company’s efforts to prevent or limit such disclosure); (iii) testifying, participating or otherwise assisting in any action or proceeding by any such Governmental Agency relating to a possible violation of law, or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made (x) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law;

or (2) is made to the individual’s attorney in relation to a lawsuit for retaliation against the individual for reporting a suspected violation of law or (3) is made in a complaint or other document filed in a lawsuit or proceeding, if such filing is made under seal.
11.Non-Disparagement. As a material inducement for the Company to enter into this Agreement, Employee agrees to refrain from making any statements (or permitting any statements to be reported as being attributed to him) that are critical, disparaging or derogatory about, or which injure the reputation of, the Company or any other Company Party.
12.Entire Agreement. This Agreement, the Confidentiality Agreement (as modified by this Agreement) and the Indemnification Agreement constitute the entire agreement between the parties with respect to the subject matters herein and supersede all prior and contemporaneous agreements and understandings, oral or written, between Employee and the Company with regard to the subject matters herein; provided, however, that (i) the Equity Plan, the 2019 RSU Agreement, the 2021 RSU Agreement, the 2019 Option Agreement, the 2019 PRSU Agreement and any award agreements entered into under the Equity Plan during the Transition Period, as applicable, shall continue to govern the terms of the awards granted pursuant to such agreements to the extent that such agreements do not contradict the terms of this Agreement; (ii) Employee’s service on the Board shall remain, and be, subject to the terms of the Company’s Bylaws and applicable corporate governance policies, including policies governing non-employee director compensation and stock ownership; and (iii) this Agreement is in addition to and complements, and does not supersede or replace, any other agreement between Employee and any Company Party with respect to non-disclosure, confidentiality, and return of property. For the avoidance of doubt, to the extent the terms of the 2019 RSU Agreement, the 2019 Option Agreement, the 2019 PRSU Agreement, the 2021 RSU Agreement or any award agreement entered into under the Equity Plan during the Transition Period contradict the terms of this Agreement, this Agreement shall govern. No modifications or waiver of any provision hereof shall be effective unless in writing and signed by each party.
13.Governing Law; Dispute Resolution. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law. Any disputes or claims arising out of or relating to this Agreement shall be resolved pursuant to the arbitration and equitable relief provisions set forth in Section 13 of the Confidentiality Agreement. IN ENTERING INTO THIS AGREEMENT, EMPLOYEE AND THE COMPANY ARE KNOWINGLY WAIVING THEIR RIGHTS TO A JURY TRIAL. The breach of any promise in this Agreement by any party shall not invalidate this Agreement and shall not be a defense to the enforcement of this Agreement against any party.
14.Further Assurances. Employee shall, and shall cause Employee’s affiliates, representatives, and agents to, from time to time at the request of the Company and without any additional consideration, furnish the Company with such further information or assurances, execute and deliver such additional documents, instruments, and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable to carry out the provisions of this Agreement.
15.Headings; Interpretation. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Unless the context requires otherwise, all references herein to laws, regulations, contracts, agreements, instruments and other documents shall be deemed to refer to such laws, regulations, agreements, instruments and other documents as they may be amended, supplemented, modified and restated from time to time, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. The word “or” as used herein is not exclusive and is deemed to have the meaning

“and/or.” The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, including all exhibits, and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.
16.Third Party Beneficiaries; Assignment; Successors. Each Company Party that is not a signatory hereto shall be a third-party beneficiary of Employee’s covenants, warranties, representations, and release of claims set forth in this Agreement and entitled to enforce such provisions as if it was a party hereto. The Company has the right to assign this Agreement, including to any successor, but Employee does not. This Agreement inures to the benefit of and is enforceable by each Company Party and their respective successors, assigns and representatives.
17.Return of Property. Employee expressly represents and warrants that he has, or as of the Separation Date, he will have, returned to the Company all property belonging to the Company and any other Company Party, including all documents, computer files and other electronically stored information, electronically stored information and other materials provided to Employee by the Company or any other Company Party in the course of his employment or affiliation. Employee further represents and warrants that he has not maintained (or, after the Separation Date, he will not maintain) a copy of any such materials in any form; provided, however, that this representation shall not apply to materials provided to Employee in connection with his continuing service on the Board following the Separation Date.
18.No Waiver. No failure by any party at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
19.Severability and Modification. To the extent permitted by applicable law, the parties agree that any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the parties’ bargain hereunder.
20.Withholding of Taxes and Other Employee Deductions. The Company may withhold from any payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling. Employee shall satisfy all of his tax obligations arising from his receipt of the consideration and benefits set forth herein and shall indemnify and hold harmless the Company and the other Company Parties for any costs, expenses or liabilities arising from his failure to do so.

21.Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.
22.Section 409A. This Agreement and the payments and benefits provided hereunder are intended to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations and interpretive guidance issued thereunder (collectively, “Section 409A”), and this Agreement shall be construed and administered in accordance with such intent. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that this Agreement or the payments or benefits provided under this Agreement complies with or is exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.
23.Attorneys’ Fees. Company shall reimburse Employee for the attorneys’ fees Employee incurred in connection with this Agreement up to $10,000.
[Signatures begin on the following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date(s) set forth below with the intent to be legally bound.

WILLIAM P. LIVEK

By: /s/ William P. Livek

Name: William P. Livek

Date: February 28, 2022

comScore, Inc.

By: /s/ Sara Dunn

Name: Sara Dunn

Title: Chief People Officer

Date: February 28, 2022

Signature Page to
Transition and Separation Agreement

EXHIBIT A

CONFIRMING RELEASE AGREEMENT
This Confirming Release Agreement (this “Confirming Release”) is that certain Confirming Release referenced in Section 8 of the Transition and Separation Agreement (the “Separation Agreement”) entered into by and between William Livek (“Employee”) and comScore, Inc. (the “Company”). Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement.
1.General Release of Claims.
(a)For good and valuable consideration, including Employee’s receipt of the consideration described in Section 3 of the Separation Agreement (and any portion thereof), Employee hereby forever releases and discharges the Company, each of its predecessors, successors, subsidiaries, assigns, and affiliated entities, along with each of the foregoing entities’ respective past, present, and future owners, affiliates, subsidiaries, stockholders, partners, officers, directors, members, managers, employees, agents, attorneys, successors, administrators, fiduciaries, insurers and benefit plans (including the Severance Agreement) and the trustees, administrators and fiduciaries of such plans, in their personal and representative capacities (collectively, the “Confirming Release Company Parties” and each a “Confirming Release Company Party”) from, and Employee hereby waives, any and all claims, demands, liabilities and causes of action of any kind that Employee has or could have, whether known or unknown, whether statutory or at common law or at law or in equity, including any claim for salary, benefits, payments, expenses, costs, liabilities, damages, penalties, compensation, remuneration, contractual entitlements, and all claims or causes of action relating to or arising from his employment or engagement with any Company Party, the termination of such employment or engagement, his status as an equityholder in any Company Party, or any other acts or omissions related to any matter occurring or existing on or prior to the date that Employee executed this Agreement, including (i) all claims arising under or for any alleged violation of: (A) the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act); (B) Title VII of the Civil Rights Act of 1964; (C) the Civil Rights Act of 1991; (D) Sections 1981 through 1988 of Title 42 of the United States Code; (E) the Employee Retirement Income Security Act of 1974; (F) the Immigration Reform Control Act; (G) the Americans with Disabilities Act of 1990; (H) the National Labor Relations Act; (I) the Occupational Safety and Health Act; (J) the Family and Medical Leave Act of 1993; (K) the Securities Act of 1933, the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (L) the Virginians with Disabilities Act, the Virginia Human Rights Act, the Virginia Equal Pay Act, the Virginia Genetic Testing Law, the Virginia Occupational Safety and Health Act, the Virginia Minimum Wage Act, the Virginia Payment of Wage Law, the Virginia Right to Work Law, the Florida Civil Rights Act, the Florida Whistleblower Protection Act, the Florida Minimum Wage Act, and the Florida Fair Housing Act; (M) any other local, state or federal anti-discrimination or anti-retaliation law; and (N) any other local, state or federal law, regulation or ordinance; (ii) all claims arising from or for any alleged violation of any public policy, contract, tort, or common law, including any claim for defamation, slander, libel, negligence, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; (iii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in the matters referenced herein; (iv) all claims, whether direct or derivative, arising from Employee’s status as a shareholder in any Company Party; and (v) any and all claims Employee may have arising under the Severance Agreement, the Letter Agreement, or any other contract, incentive compensation plan (including the Equity Plan) or agreement, or other equity-based compensation plan or agreement with any
Exhibit A-1

Company Party not expressly set forth in the Separation Agreement (collectively, the “Confirming Released Claims”). This Confirming Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Employee is simply agreeing that, in exchange for the consideration received by him as a result of his execution of this Confirming Release, including the consideration described in Section 3 of the Separation Agreement, any and all potential claims of this nature that Employee may have against the Confirming Release Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE CONFIRMING RELEASE COMPANY PARTIES.
(b)The Confirming Released Claims do not include any claim to the Separation Benefits, any claim that may first arise after the date that Employee executes this Confirming Release, any claim which by law cannot be waived by signing this Confirming Release, or any claim for indemnification and defense for acts performed in the course and scope of Employee’s employment or as a member of the Board pursuant to the terms of the Indemnification Agreement.
(c)Further notwithstanding this release of liability, nothing in this Confirming Release prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with a Governmental Agency or participating in any investigation or proceeding conducted by any Governmental Agencies or communicating or cooperating with such agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief from any Confirming Release Company Party as a result of such Governmental Agency proceeding or subsequent legal actions. Nothing herein waives Employee’s right to receive an award from a Governmental Agency for information provided to a Governmental Agency. Further, nothing herein waives Employee’s ability to seek unemployment insurance or workers’ compensation benefits; provided, however, the Company may provide truthful information in response to any application for such benefits.
(d)Employee hereby represents and warrants that, as of the time Employee executes this Confirming Release, Employee has not brought or joined any lawsuit or filed any charge or claim against any of the Confirming Release Company Parties in any court or before any government agency or arbitrator for or with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Confirming Release. Employee hereby further represents and warrants that Employee has not: (i) assigned, sold, delivered, transferred or conveyed any rights Employee has asserted or may have against any of the Confirming Release Company Parties to any person or entity, in each case, with respect to any Confirming Released Claims; or (ii) assisted or advised any employee, officer or agent of any Confirming Release Company Party with respect to his or her pursuit or evaluation of any claim or cause of action against a Confirming Release Company Party.
2.Satisfaction of All Leaves and Payment Amounts; Prior Rights and Obligations. In signing this Confirming Release, Employee expressly acknowledges and agrees that Employee has received all leaves (paid and unpaid) to which Employee has been entitled during Employee’s employment with the Company or any other Confirming Release Company Party, and Employee has received all wages, bonuses and other compensation, been provided all benefits and been afforded all rights and been paid all sums that Employee is owed or has been owed or ever could be owed by the Company or any other Confirming Release Company Party (with the exception of the consideration set forth in Section 3 of the Separation Agreement), including all payments arising out of all incentive plans and any other bonus arrangements.
Exhibit A-2

Notwithstanding the foregoing, Employee remains entitled to receive (if still unpaid): (i) Employee’s base salary for services performed in the pay period in which the Separation Date occurred; and (ii) reimbursement for any unpaid expenses properly incurred and subject to reimbursement pursuant to the Company’s applicable reimbursement policies. For the avoidance of doubt, Employee acknowledges and agrees that he has no right to severance pay or benefits pursuant to the Severance Agreement.
3.Employee’s Acknowledgments; Binding Effect. Employee has been advised, and hereby is advised in writing, to consult with an attorney of his choice regarding the form and content of this Confirming Release before signing this Confirming Release, and he represents that he has had a sufficient opportunity (and a full 21 days) to review and consider this Confirming Release before its execution and return, and that he has read this Confirming Release and enters into it voluntarily and of his own free will. This Confirming Release and the releases and covenants contained herein shall be binding upon Employee, his heirs, executors, administrators, assigns, agents, attorneys in fact, attorneys at law, and representatives. This Confirming Release and the releases and covenants contained herein shall inure to the benefit of all Confirming Release Company Parties and each of their respective predecessors, successors, and assigns.
4.Revocation Right. Notwithstanding the initial effectiveness of this Confirming Release, Employee may revoke the delivery (and therefore the effectiveness) of this Confirming Release within the seven-day period beginning on the date Employee executes this Confirming Release (such seven-day period being referred to herein as the “Confirming Release Revocation Period”). To be effective, such revocation must be in writing signed by Employee and must be received by the Company, care of Sara Dunn, Chief People Officer, at the address (or e-mail address) set forth in Section 3 of the Separation Agreement such that it is received by Ms. Dunn no later than 11:59 p.m. Reston, Virginia time, on the last day of the Confirming Release Revocation Period. In the event Employee exercises his revocation right as set forth herein, this Confirming Release will be of no force or effect, Employee will not be entitled to receive the consideration set forth in Section 3 of the Separation Agreement, and all other provisions of the Separation Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, Employee has executed this Confirming Release with the intent to be legally bound.
WILLIAM P. LIVEK

______________________
William P. Livek

Date: _________________

Exhibit A-3